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            EXHIBIT 23.1     CONSENT OF INDEPENDENT AUDITORS





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                         CONSENT OF INDEPENDENT AUDITORS
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We consent to the incorporation by reference in this registration statement on
Form S-8 of Virginia Capital Bancshares, Inc. of our report dated January 21, 1999, relating to the consolidated balance sheets of Virginia Capital Bancshares, Inc. and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Virginia Capital Bancshares, Inc.


                                    /s/ Cherry, Bekaert & Holland, L.L.P

Richmond, Virginia
August 4, 1999